Exhibit 99.1

Coca-Cola Enterprises, Inc. Company▲	CCE Ticker▲	Q4 2015 Earnings Call Event Type▲	Feb. 11, 2016 Date▲

PARTICIPANTS

Corporate Participants

Thor Erickson – Vice President-Investor Relations, Coca-Cola Enterprises, Inc.

John Franklin Brock – Chairman & Chief Executive Officer, Coca-Cola Enterprises, Inc.

Manik H. Jhangiani – Chief Financial Officer & Senior Vice President, Coca-Cola Enterprises, Inc.

Hubert Patricot – Executive Vice President and President, European Group, Coca-Cola Enterprises, Inc.

Other Participants

Ali Dibadj – Analyst, Sanford C. Bernstein & Co. LLC

Stephen R. Powers – Analyst, UBS Securities LLC

Caroline S. Levy – Analyst, CLSA Americas LLC

Ian M. Shackleton – Analyst, Nomura International Plc

Kevin Grundy – Analyst, Jefferies LLC

Judy E. Hong – Analyst, Goldman Sachs & Co.

Robert E. Ottenstein – Analyst, Evercore ISI

Bryan D. Spillane – Analyst, Bank of America Merrill Lynch

MANAGEMENT DISCUSSION SECTION

Operator: Good day and welcome to the Coca-Cola Enterprises Fourth Quarter 2015 Conference Call. At the request of Coca-Cola Enterprises, this conference is being recorded for instant replay purposes.

At this time, I’d like to turn the conference over to Mr. Thor Erickson, Vice President of Investor Relations. Please go ahead, sir.

Thor Erickson, Vice President-Investor Relations

Additionally, it is important to highlight that statements made about Coca-Cola European Partners or CCEP and the proposed merger on today’s call are made with full recognition that it is subject to regulatory approvals and other conditions of closing that. Until closing of the transaction, we’re operating our businesses separately and independently.

Now, I’ll turn the call over to John Brock.

John Franklin Brock, Chairman & Chief Executive Officer

Now I would like to briefly review the timing of the transaction to create Coca-Cola European Partners or CCEP and take a look at the progress we’ve made. As you’ll recall, we signed the agreement on August 6. Since then, we’ve secured European Union Commission approval, and we filed a preliminary proxy statement Form F-4 prospectus with the Securities and Exchange Commission.

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Coca-Cola Enterprises, Inc. Company▲	CCE Ticker▲	Q4 2015 Earnings Call Event Type▲	Feb. 11, 2016 Date▲

Working together with CCIP, CCEAG and The Coca-Cola Company, we’re moving forward with the preparation of a European prospectus to affect the listing of CCEP shares in Europe. Once the proxy statement, Form F-4, is declared effective by the SEC, it will be mailed to CCE shareowners, and a special meeting of CCE shareowners will be held to approve the proposed merger. The transaction remains on track to close by the end of the second quarter of this year. Securing a timely close and a successful launch of the merger remains vital. To that end, teams at CCE, CCIP, CCEAG and The Coca-Cola Company are working to ensure that CCEP is ready to go on day one.

Importantly, collectively, we continue to have confidence in the future of CCEP and the benefits it brings to our businesses. This is particularly true in the current macroeconomic environment as CCEP strengthens the Coca-Cola System’s ability to adapt and respond to changing business conditions. Through shared best practices, CCEP also enhances our ability to innovate, to make our supply chain more effective and to create products and packages that meet changing customer needs and consumer preferences. These shared learnings also help us provide all of our people, the core of our business, with the tools, technology and leadership to enable them to succeed.

Over time, we believe the benefits of a strong relationship with The Coca-Cola Company, coupled with new opportunities and synergies created by the formation of CCEP will enable us to improve our outlook. In fact, we believe the creation of CCEP will usher in a new era of collaboration with The Coca-Cola Company in Western Europe. Over time, we expect this will reignite growth, drive value for customers and consumers, and importantly, create shareholder value. In short, this is the right transaction at the right time for our business and for our shareowners.

Now before I close, I want to share with you some announcements regarding CCE’s senior leadership team as we work to launch Coca-Cola European Partners. First of all, Pam Kimmet, Ron Lewis and Esat Sezer are scheduled to join Damian, Nik and me at CCEP as Chief Human Resources Officer, Chief Supply Chain Officer and Chief Information Officer respectively. Each of these individuals brings deep expertise in their fields and a true passion for seeing our brands win in the marketplace. We look forward to their continued contributions.

Now, let me share some closing thoughts. First, even as we work together with CCIP, CCEAG and The Coca-Cola Company to launch CCEP, the people of Coca-Cola Enterprises are fully engaged in the day-to-day work of executing their business plans, seizing opportunities to grow, improving service to their customers, and strengthening our foundation for the future. Second, we are realistic about and will continue to manage through this challenging consumer environment. All of us at CCE and those working to finalize the creation of CCEP are focused on renewing growth and driving shareowner value. Third, the creation of Coca-Cola European Partners represents an important new chapter for our business, as we better utilize each of our assets and abilities to improve effectiveness and drive growth.

Importantly, CCEP represents an opportunity to leverage the best practices of three leading bottlers and to build on our solid, strategic partnership with The Coca-Cola Company. We have a shared vision of the future of our business, a shared belief in the long-term growth potential of our markets, and a shared commitment to work closely to fully realize that potential. Ultimately, CCEP will have the right strategies, brands, and people. And together, we will work to accomplish our number-one objective: creating value for our shareowners.

Manik H. Jhangiani, Chief Financial Officer & Senior Vice President

As for CCEP, all three companies continue to make solid progress towards closing the transaction, integrating the three companies and ensuring CCEP’s position to capture the opportunities ahead. In the coming months, we will continue to keep you informed of our progress as we work through

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Coca-Cola Enterprises, Inc. Company▲	CCE Ticker▲	Q4 2015 Earnings Call Event Type▲	Feb. 11, 2016 Date▲

the CCE shareowner votes, the CCEP planned European listings and the launch of the new company. Importantly, we continue to believe this is the right transaction at the right time for our business and our shareowners.

And finally, we’re on track to close CCEP by the second quarter. Teams from all three companies are focused on ensuring that we realize the new opportunities ahead created by the formation of CCEP and our stronger strategic partnership with The Coca-Cola Company. Together with the new CCEP management team, we are focused on improving our growth outlook, creating consistent, long-term profitable growth and continuing to deliver increasing levels of shareowner value.

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Coca-Cola Enterprises, Inc. Company▲	CCE Ticker▲	Q4 2015 Earnings Call Event Type▲	Feb. 11, 2016 Date▲

QUESTION AND ANSWER SECTION

Operator: Thank you. Our next question is from Kevin Grundy with Jefferies. You may begin.

<Q – Kevin Grundy – Jefferies LLC>: Thanks, guys. Good morning.

<A – John Brock – Coca-Cola Enterprises, Inc.>: Good morning.

<Q – Kevin Grundy – Jefferies LLC>: So I wanted to come back to CCEP. It seems like your preference today is not to comment either qualitatively or quantitatively with respect to the outlook as you did in mid-December. Just if you could confirm that, number one. And number two, should we expect to get a greater level of detail at CAGNY next week?

<A – John Brock – Coca-Cola Enterprises, Inc.>: Yes. I think for today, we would suggest that the information we passed on in December is in fact the information that you should be taking into consideration as you think about those other markets, because this really is a CCE discussion today.

And, yes, we’ll be in a position to give a little bit more information about those markets at CAGNY, but again, I think you can assume that this is going to be kind of a rolling program where as we continue to get closer to close, go through CAGNY, go through CAGE and other events that there will be more granular information and more product commentary that we’ll be in a position to talk about.

<Q – Kevin Grundy – Jefferies LLC>: Okay. And....

<A – Nik Jhangiani – Coca-Cola Enterprises, Inc.>: And, Kevin, just as a reminder, you do recall that in the nine months, you did see that both Germany and CCIP had low-single-digit top line growth.

<Q – Kevin Grundy – Jefferies LLC>: Yes, absolutely. Can you guys just for today’s purposes, at least, with respect to consumer and category trends, little change since mid-December, I don’t want to put words in your mouth. Is that a fair characterization?

<A – John Brock – Coca-Cola Enterprises, Inc.>: I think you could say that that’s broadly the case, yes.

Operator: Thank you. Our next question is from Judy Hong with Goldman Sachs. You may begin.

<Q – Judy Hong – Goldman Sachs & Co.>: Thank you. Hi, everyone.

<A – John Brock – Coca-Cola Enterprises, Inc.>: Hi, Judy.

<A – Nik Jhangiani – Coca-Cola Enterprises, Inc.>: Hi, Judy.

<Q – Judy Hong – Goldman Sachs & Co.>: So, I know you’re not talking in details about the CCEP. But just when I look at the December proxy and the growth synergy numbers that you’ve provided us at that point of the $457 million versus the prior synergy target that you’ve given. Can you just clarify the differences, really, just your intention to reinvest that difference into either brands or marketing, et cetera?

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Coca-Cola Enterprises, Inc. Company▲	CCE Ticker▲	Q4 2015 Earnings Call Event Type▲	Feb. 11, 2016 Date▲

<A – John Brock – Coca-Cola Enterprises, Inc.>: Nik, you want to comment on...

<A – Nik Jhangiani – Coca-Cola Enterprises, Inc.>: Yeah. That’s a fair assumption, Judy. We have guided the markets, as you recall, when we first met in August towards the $350 million to $375 million set of numbers in terms of synergies which included both the in-flight, as well as the combination synergies.

And if you look at what’s in the proxy that you reviewed in December, you have a higher number but that is based on us continuing to work with the company to want to reinvest in the business. Also, keep in mind that this was obviously a management set of numbers that we use with our boards just to talk about what the potential opportunity was. It’s not truly a forecast, but I would say to you, to the extent that we’re able to continue delivering over and above what we see falling to the bottom line, the focus is to grow the top line and we need to reinvest to do that, that’s the right thing that we’ll do for the business.

<Q – Bryan Spillane – Bank of America Merrill Lynch>: Hey. Good morning, everyone. Just, I think for Nik, just a follow-up or a clarification to Judy Hong’s question. Just in that question about the growth to net synergies. I just want to make sure I heard it right. The difference is not the potential savings identified. It’s just the amount of reinvestment. You meant reinvestment is discretionary, right. If you’re going to choose to invest in something like marketing or some other investment in the business, it’s not a offsetting some expected cost that’s truly just a discretionary decision, whether or not you guys decide to reinvest that or not.

<A – Nik Jhangiani – Coca-Cola Enterprises, Inc.>: Yeah. So, Bryan, let me just make sure everybody is on the same page. The number that you’ve seen in the prospectus in the F-4 which was the $457 million was management’s estimate at that time in July, August when we were positioning everything with the board and looking at the transaction. Clearly, we feel comfortable in terms of the delivery of the $350 million to $375 million which is what we’ve committed to the market.

To your point, we would look to reinvest if we see the opportunity to grow the topline and there’s a return on that investment that leads to profitable growth over time as well. So, to that point, it is discretionary and more details are being worked through as we lay out pre-closing a five-year plan with The Coca-Cola Company for CCEP.

<Q – Bryan Spillane – Bank of America Merrill Lynch>: Got it. That’s helpful. Thank you.

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